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                                                                 Exhibit 4(h)(1)


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                          PROTECTIVE LIFE CORPORATION

                                      to

                         AMSOUTH BANK N.A., as Trustee


                         ------------------------------


                           SUPPLEMENTAL INDENTURE No. 1

                             Dated as of June 9, 1994

                         ------------------------------


                           9% Subordinated Debentures
                           Due June 30, 2024, Series A
                                  $ 69,620,275

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                       PROTECTIVE LIFE CORPORATION


                      SUPPLEMENTAL INDENTURE No. 1

                              $ 69,620,275
                       9% Subordinated Debentures
                       Due June 30, 2024, Series A


            SUPPLEMENTAL INDENTURE No. 1, dated as of June 9, 1994, from PROTECTIVE LIFE CORPORATION, a Delaware corporation (the "Company"), to AMSOUTH BANK N.A., a national banking corporation, as trustee (the "Trustee").


                               RECITALS


            The Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of June 1, 1994 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

            Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

            Section 8.1(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

            For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:


                                ARTICLE 1

                   Relation to Indenture; Definitions

            Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.


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            Section 1.2.      For all purposes of this Supplemental Indenture
No. 1:

            (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

            (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

            (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.


                                ARTICLE 2

                        The Series of Securities

            Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the "9% Subordinated Debentures Due June 30, 2024, Series A" (the "Securities").

            Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT; DATE OF SECURITIES. The aggregate principal amount of the Securities shall be limited to $69,620,275. Each Security shall be dated the date of its authentication.

            Section 2.3. PRINCIPAL PAYMENT DATES. The principal amount of the Securities Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on June 30, 2024.

            Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Security shall be 9% per annum, accruing from June 9, 1994 and, subject to Section 2.5, interest shall be payable, in arrears, on the last day of each calendar month of each year (each an "Interest Payment Date"), commencing June 30, 1994. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full calendar month, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on a Security is not a Business Day,



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then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Security which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such Interest Payment Date, which, for purposes of this Supplemental Indenture No. 1, shall be the Business Day preceding such
Interest Payment Date. The interest so payable on any Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Security is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Security is registered on the special record date or other specified date determined in accordance with the Indenture.

            Section 2.5. EXTENSION OF INTEREST PAYMENT PERIOD. Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall have the right at any time or times during the term of the Securities, so long as the Company is not in default in the payment of interest on the Securities, to extend the interest payment period to the next Interest Payment Date by one or more monthly periods (not to exceed 60 months from the last date on which interest was paid in full), at the end of which period the Company shall pay all interest then accrued and unpaid (compounded monthly to the extent permitted by applicable law); PROVIDED that, during any such extended Interest Payment Period or at any time during which there is an uncured Default or Event of Default under the Securities, the Company shall not pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its shares of capital stock or make any guarantee payments with respect to the foregoing, other than (A) redemptions or purchases pursuant to the Company's share purchase rights plan established under its Rights Agreement, dated July 17, 1987, as amended (the "Share Purchase Rights Plan", which term includes any successor to such plan) and (B) payments under the Guarantee Agreement, dated as of June 9, 1994, of the Company (the "Guarantee") with respect to the 9% Cumulative Monthly Income Preferred Securities,



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Series A (the "Series A Preferred Securities") issued by PLC Capital L.L.C ("PLC
Capital"), a Delaware limited liability company, or any guarantee of any other series of preferred limited liability company interests in PLC Capital ranking PARI PASSU with the Series A Preferred Securities. The Company shall give the Holders of the Securities and the holders of the Series A Preferred Securities not less than five Business Days' prior notice of its selection of an extended Interest Payment Period pursuant to this Section 2.5.

            Section 2.6. PLACE OF PAYMENT. The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

            Section 2.7.      PREPAYMENT.

            (a) MANDATORY PREPAYMENT. If PLC Capital redeems Series A Preferred Securities in cash in accordance with the terms thereof, the Securities will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed (together with accrued interest on such principal amount to the date set for redemption) (the "Redemption Payment"). Such Redemption Payment shall be made at the Place of Payment prior to 12:00 noon, New York time, on such redemption date. In addition, the principal amount of the Securities (together with any accrued and unpaid interest thereon) will become due and payable in the event of the dissolution, winding-up or liquidation of PLC Capital.

            (b) OPTIONAL PREPAYMENT. The Securities may be prepaid upon not less than 30 days' notice by mail, at any time on or after June 30, 1999, in whole or in part, at the election of the Company, together with any accrued but unpaid interest to the date set for prepayment.

            Section 2.8. CERTAIN ADDITIONAL TERMS. So long as the Holder of the Securities is PLC Capital, under certain circumstances, PLC Capital may exchange at its option or the Company may cause PLC Capital to exchange, with the holders of Series A Preferred Securities, its Series A Preferred Securities for the Securities. Upon any such exchange, (I) the Securities will no longer be subject to



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mandatory prepayment upon the dissolution, winding-up or liquidation of PLC
Capital, (II) the Securities will not be subject to an election by the Company to exchange the Securities for new debentures or to repay the Securities and reborrow the proceeds from such repayment, (III) the Company will use its best efforts to have the Securities listed on the same exchange on which the Series A Preferred Securities are listed and (IV) the Indenture, this Supplemental Indenture No. 1 and the terms of the Securities may, thereafter, be modified or amended with the consent of not less than 66-2/3% in principal amount of the Securities at any time outstanding, PROVIDED, however, that no such modification or amendment may, without the consent of the Holder of each Security affected thereby, (A) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Security when due or (B) reduce the aforesaid principal amount of Securities, the consent of the Holders of which is required for any such modification.

            Section 2.9. CERTAIN SET-OFF RIGHTS OF THE COMPANY. Notwithstanding anything to the contrary in the Indenture, the Company may set-off any payment it is otherwise required to make under the Securities with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

            Section 2.10. ADDITIONAL COVENANTS. The Company agrees that so long as the Series A Preferred Securities are outstanding: (I) it shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing (other than (A) redemptions or purchases pursuant to the Company's Share Purchase Rights Plan and (B) payments under the Guarantee or under any other guarantee of any other series of Preferred Securities ranking PARI PASSU with the Series A Preferred
Securities) if at such time (X) there shall have occurred any Event of Default or Default or (Y) the Company shall be in default with respect to its payment or other obligations under the Guarantee; (II) it shall maintain ownership, directly or indirectly, of all of the Common Securities of PLC Capital (as defined in the Amended and Restated Limited



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Liability Company Agreement of PLC Capital (the "L.L.C. Agreement"); and (III)
it shall timely perform all of its respective duties under the L.L.C. Agreement.

            The Company also agrees (I) that its obligations under the Securities will also be for the benefit of the holders from time to time of the Series A Preferred Securities and that such holders or a trustee acting on behalf of such holders will be entitled to enforce the Securities directly against the Company as third party beneficiaries of the Company's obligations thereunder, and (II) not to consolidate with or merge into another entity or permit another entity to consolidate with or merge into it unless (A) at such time no Default or Event of Default has occurred and is continuing, or would occur as a result of such merger and (B) the Company is the survivor of such merger or the entity formed by or resulting from such merger shall expressly assume payment of the principal of and premium, if any, and interest on the Securities.

            Section 2.11. DENOMINATION. The Securities shall be issuable in denominations of $25 and integral multiples thereof.

            Section 2.12. CURRENCY. Principal and interest on the Securities shall be payable in Dollars.

            Section 2.13. REGISTERED SECURITIES. The Securities shall be issued as Registered Securities, without coupons and shall be registered in the name of PLC Capital and its permitted registered assigns.

            Section 2.14. FORM OF SECURITIES. The Securities shall be substantially in the form attached as Exhibit A hereto.

            Section 2.15. DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Sections 4.4 and 4.5 of the Indenture shall apply to the Securities.

            Section 2.16. REGISTRAR AND PAYING AGENT. The Trustee shall initially serve as Registrar and Paying Agent.

            Section 2.17. ADDITIONAL PROVISIONS REGARDING AMENDMENTS. So long as the Holder of the Securities is PLC Capital, the terms of the Securities may be amended by mutual consent of the Company and PLC Capital in the manner they shall agree; PROVIDED, HOWEVER, that, so long as any of



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the Series A Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Series A Preferred Securities, no termination of the Securities shall occur, and no Event of Default or compliance with any covenant under the Securities may be waived by PLC Capital, without the prior approval of the holders of at least 66-2/3% in liquidation preference of all Series A Preferred Securities then outstanding, in writing or at a duly constituted meeting of such holders.

            Section 2.18. ADDITIONAL PROVISIONS REGARDING ASSIGNMENT. The Company shall have the right at all times to assign any of its rights or obligations under the Securities to a direct or indirect wholly-owned subsidiary of the Company; PROVIDED, HOWEVER, that, in the event of any such assignment, the Company shall remain jointly and severally liable for all such obligations. So long as PLC Capital is the Holder of the Securities, PLC Capital may not assign any of its rights under the Securities, other than in connection with a merger or consolidation or sale of assets or exchange permitted under the terms of the Series A Preferred Securities. Subject to the foregoing, the Securities shall be binding upon and inure to the benefit of the Company and PLC Capital and their respective permitted successors and assigns. Any assignment by the Company or PLC Capital in contravention of such provisions will be null and void.


                                ARTICLE 3

                        Miscellaneous Provisions

            Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

            Section 3.2. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            SECTION 3.3. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.



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            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 1 to be duly executed, as of the day and year first written above.


                                    PROTECTIVE LIFE CORPORATION



                                    By: /s/ Drayton Nabers, Jr.
                                        -----------------------
                                        Name: Drayton Nabers, Jr.
                                        Title: President and
                                               Chief Executive Officer


                                    By: /s/ John D. Johns
                                        -----------------------
                                        Name: John D. Johns
                                        Title: Executive Vice President and
                                               Chief Financial Officer



[Seal]



Attest: /s/ John K. Wright
        -----------------------
         Name: John K. Wright
         Title: Secretary


                                    AMSOUTH BANK N.A.,
                                        Trustee



                                    By: /s/ Charles S. Northen IV
                                        -----------------------
                                        Name: Charles S. Northen IV
                                        Title: Assistant Vice President and
                                               Corporate Trust Officer

[Seal]



Attest: /s/ Ann M. Harris
        -----------------------
         Name: Ann M. Harris
         Title: Assistant Vice President and
                Corporate Trust Officer